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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549




FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934


Date of Report (Date of earliest event reported)    JUNE 27, 1996

HARVEYS CASINO RESORTS
- -----------------------
(Exact name of registrant as specified in its charter)


        NEVADA                           1-2802
- ----------------------------       ------------------------
(State or other jurisdiction       (Commission file number)
     of incorporation)

88-0066882
IRS Employer Identification Number)


HIGHWAY 50 & STATELINE AVENUE, P.O.BOX 128, LAKE TAHOE, NEVADA
(Address of principal executive offices)

89449 (Zip Code)


Registrant's telephone number, including area code (702) 588-2411

                                                  ---------------
(Former name or former address, if changed since last report)



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Item 4.  Changes in Registrant's Certifying Accountant.


On June 27, 1996, Grant Thornton LLP, who had previously been engaged as the principal accountant to audit the financial statements of Harveys Casino Resorts ( the Registrant') was dismissed as the Registrant's certifying accountant.

Grant Thornton LLP's reports on the financial statements of the Registrant for each of the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor were the opinions qualified or modified as to uncertainty, audit scope, or accounting principles.

The decision to change accountants was recommended by the Audit Committee of the Board of Directors of the Registrant and was approved by the Registrant's Board of Directors.

During the Registrant's most recent two fiscal years and the subsequent interim period preceding the change in accountants there have been no disagreements with
Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Grant Thornton LLP would have caused them to make reference to the subject matter of the disagreement in connection with their report.

During the Registrant's most recent two fiscal years and the subsequent interim period preceding the change in accountants there have been no reportable events' as listed in paragraph (a) (1) (v) of Item 304 of Regulation S-K.

On June 27, 1996, Deloitte & Touche LLP was selected as the principal accountant to audit the Registrant's financial statements.

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                                       EXHIBITS

The following exhibit is filed as part of this report:
EXHIBIT NUMBER           EXHIBIT DESCRIPTION      SEQUENTIAL PAGE
NUMBER

     16.1      Grant Thornton LLP's letter regarding
               change in certifying accountant








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                              Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              HARVEYS CASINO RESORTS



June 27,1996             /S/ CHARLES W. SCHARER
                         ------------------------
                         Charles W. Scharer
                         President & Chief Executive Officer



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GRANT THORNTON LLP
Accountant and Management Consultants
350 South Center
P. O. Box 30
Reno, Nevada 89504-0030


July 1, 1996



Securities and Exchange Commission
Washington, D. C.  20549

RE:  Harveys Casino Resorts
     File No. 1-2802


Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Harveys Casino Resorts dated June 27,
1996, and agree with the statements contained therein.


Very truly yours,
GRANT THORNTON LLP